UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): December 29, 2023

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

18 East 50th Street, FL7 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

Point Transaction

On December 29, 2023, GB HRP, LLC (“GB”), a wholly owned subsidiary of the Company, entered into a series of agreements with Point Digital Finance, Inc. (“Point”), including a forward flow purchase facility, pursuant to which GB has committed to purchase home equity interest option assets originated by Point, meeting certain eligibility criteria on a servicing-retained basis through the use of a master titling trust, Point Titling Trust (the “Trust”). GB has committed to purchase, through the Trust, an aggregate amount of $100,000,000 of such assets from Point with the option for GB to increase such aggregate commitment to $300,000,000, in its discretion, upon certain circumstances.

Below is a summary of each material agreement entered into in connection with the Point transaction:

Program Agreement

On December 29, 2023, Point as seller and servicer, the Trust, and GB as buyer agent entered into a program agreement (the “Program Agreement”). The Program Agreement provides for a $100,000,000 purchase commitment and a one year term of the transaction; provided, that GB has the right to increase its purchase commitment to $300,000,000 and extend the term for an additional two years at any time prior to purchasing eligible options in an aggregate amount equal to $75,000,000. Point is obligated to offer at least $5,000,000 of eligible options for purchase each month and is prohibited from offering greater than $12,000,000 of eligible options in any month. The purchase price paid by GB for such eligible options shall be equal to (a) (i) with respect to the first $10,000,000 of eligible options purchased in a given calendar month, an amount equal to one hundred five percent (105%) of the amount of such eligible option, or (ii) with respect to each eligible option purchased in a given calendar month following the first $10,000,000 of eligible options purchased during such calendar month, an amount equal to one hundred three and thirty-five one-hundredths percent (103.35%) of the amount of such eligible option, plus (b) the cost of recording the security instrument associated with such eligible option, inclusive of all mortgage registration and recording taxes and reasonable fees payable in connection therewith, plus (c) the cost of any title insurance obtained in connection with the closing of such eligible option.

So long as GB has not purchased eligible options in an aggregate amount equal to its commitment and no seller default has occurred, GB has agreed that it will not enter into any contract for the purchase of home equity options from any originator other than Point, provide any debt or equity financing to any such originator or enter into any binding commitment for the foregoing. To the extent GB violates such non-compete provision or otherwise fails to fund the purchase price of properly offered eligible options two times in a row or four times in the aggregate over the term of the transaction, GB must pay to Point a breach fee equal to seven percent (7.00%) of its maximum commitment amount as of the date of such event less the aggregate purchase price paid by GB through and including such date of determination. Certain seller default events are delineated in the Program Agreement. Upon a seller default, GB is no longer required to purchase eligible options. To the extent GB fails to fund properly offered eligible options two times in a row or four times in the aggregate over the term of the transaction, Point is permitted to stop offering eligible options for sale to GB. Each of Point and GB indemnifies the other party for certain bad acts.

Master Option Sale Agreement

On December 29, 2023, Point as seller and trust manager of the Trust, the Trust as the titling trust and buyer, and GB as buyer agent, entered into a master option sale agreement (the “Sale Agreement”). The Sale Agreement provides that Point shall offer eligible options for sale to the Trust that have been originated by Point and allocated pursuant to a process that ensures no adverse selection with respect to all eligible options offered for sale by Point to other counterparties. Each eligible option purchased by the Trust shall be allocated to a special unit of beneficial interest (“SUBI”) within the Trust beneficially owned by GB.

Once a month, GB shall fund the projected purchase price for all offered eligible options in a month. Such funding amount shall be delivered by GB to a funding account owned and maintained by Point. Point is solely permitted to use amounts in such funding account to fund the origination of such eligible options to be purchased by the Trust on behalf of GB. Point is required to deliver the option files associated with each eligible option purchased, together with an assignment of such documents in favor of the Trust, to GB’s custodian. Point is obligated to pay (a) any broker, finder, or other person claiming by, through or under Seller, and (b) all marketing, escrow, legal, documentation, initial property valuations, recording, and filing costs and expenses relating to the origination and closing of an eligible option purchased by the Trust on behalf of GB. Each party is otherwise responsible for its own expenses. Point provides certain standard representations and warranties with respect to each eligible option sold to the Trust on behalf of GB. To the extent there is a breach of a representation and warranty relating to an option sold to the Trust on behalf of Point that materially and adversely affects the value of the applicable option and/or the interests of the Trust, for the benefit of the GB, in such option and is not de minimis in nature, then Point is obligated to repurchase such option at par if such breach is not cured within ninety (90) days. Each option sold by Point to the Trust, on behalf of GB, must meet certain standard eligibility criteria and portfolio constraints.

Master Option Servicing Agreement

On December 29, 2023, Point as servicer and trust manager of the Trust, the Trust as the titling trust and owner, and GB as buyer agent, entered into a master option servicing agreement (the “Servicing Agreement”). Pursuant to the Servicing Agreement, Point serves as master servicer with respect to options acquired by the Trust on behalf of GB. Point is obligated to service the options pursuant to a servicing standard and shall take direction as servicer from GB as buyer agent. Point earns a servicing fee of 1.15% per annum based upon the outstanding amount of the assets being serviced, with such fee being increased to 1.25% per annum for any assets contributed to a securitization. Additionally, Point, as master servicer, is entitled to a share of any profits associated with an option upon the resolution or liquidation of such option equal to 5% of such profit or 10% of such profit to the extent such option has been contributed to a securitization. Upon any voluntary termination of Point as servicer by GB, Point is entitled to a termination fee. Point’s servicing fees will accrue without interest or penalty until the portfolio has sufficient cash flow to cover the payment of such fees such that there is no negative carry. Point has entered into a sub-servicing agreement with Servis One, Inc. dba BSI Financial Services pursuant to which the subservicer has agreed to provide certain asset administration duties with respect to the assets. Point is obligated to provide assistance to GB in connection with the potential securitization of options serviced by Point on behalf of GB.

Custodial Agreement

On December 29, 2023, GB as buyer agent, Point Titling Trust as titling trust, Point as trust manager and US Bank, NA (“US Bank”) as custodian entered into a custodial agreement (the “Custodial Agreement”). Pursuant to the Custodial Agreement, US Bank acts as custodian of the option files relating to all options purchased by the Trust on behalf of GB. Upon delivery of such files, US Bank shall deliver a certification of such files to GB within three (3) business days. Upon any liquidation of an option, or to the extent any document within a file is required to be corrected, the custodian shall release such files back to Point as servicer. The custodian’s fees are provided for in a separate fee agreement. The custodian is permitted to terminate its obligations upon sixty (60) days’ notice and must remain in place and assist with the transition to a successor custodian. GB is permitted to terminate the agreement at any time in its discretion.

SUBI Certificate Transfer Agreement

On December 29, 2023, Point as transferor and GB as transferee entered into a SUBI certificate transfer agreement (the “SUBI Certificate Transfer Agreement”) which provides for the transfer of the certificate evidencing beneficial ownership in the SUBI to GB.

The Program Agreement, Sale Agreement, Servicing Agreement, Custodial Agreement and SUBI Certificate Transfer Agreement have been filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K. This summary description of these agreements does not purport to be complete and is qualified in its entirety by reference to these agreements, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1†	Program Agreement, dated as of December 29, 2023, by and among GB HRP, LLC, Point Digital Finance, Inc. and Point Titling Trust.

10.2	Master Option Sale Agreement, dated as of December 29, 2023, by and among GB HRP, LLC, Point Digital Finance, Inc. and Point Titling Trust.

10.3	Master Option Servicing Agreement, dated as of December 29, 2023, by and among GB HRP, LLC, Point Digital Finance, Inc. and Point Titling Trust.

10.4	Custodial Agreement, dated as of December 29, 2023, by and among GB HRP, LLC, Point Digital Finance, Inc., Point Titling Trust and US Bank, NA.

10.5	SUBI Certificate Transfer Agreement, dated as of December 29, 2023, by and between GB HRP, LLC and Point Digital Finance, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer